Exhibit 5.1

March 4, 2011	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, California 95119

Re:	Registration of $100,000,000 of common stock
on Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to OCZ Technology Group, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to $100,000,000 of the Company’s common stock, par value $0.0025 per share (the “Offered Common Stock”), and the corporate proceedings (the “Corporate Proceedings”) taken and to be taken in connection therewith.

We have also participated in the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the Offered Common Stock.  In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.  We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinion set forth below.

Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Common Stock are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Common Stock offered thereby and will at all relevant times comply with all applicable laws, (iii) all Offered Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Common Stock will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Offered Common Stock and related matters, we advise you that in our opinion the Offered Common Stock is duly authorized and, upon the completion of the Corporate Proceedings relating to the issuance of Offered Common Stock and the receipt of the consideration therefor, the Offered Common Stock will be validly issued, fully paid and non-assessable shares of capital stock of the Company.

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown llp

OCZ Technology Group, Inc.
March 4, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

The opinions and statements expressed herein are as of the date hereof.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of Delaware and the federal laws of the United States of America.

Sincerely,
/s/ Mayer Brown LLP
Mayer Brown LLP